SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 4 , 2000
                                                         ----------------

                            Finlay Enterprises, Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                   0-25716                    94-2691724
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    (State or other           (Commission                 (IRS Employer
     jurisdiction of           File Number             Identification No.)
     incorporation)


        529 Fifth Avenue, New York, New York                          10017
      -----------------------------------------                    ----------
      (Address of principal executive offices)                     (zip code)


       Registrant's Telephone Number, including Area Code: (212) 808-2060
                                                           --------------
                                      N/A
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     On January 4, 2000 (the "Closing Date"), Societe Nouvelle D'Achat De Bijouterie - S.O.N.A.B. ("Sonab"), a French commercial partnership which is an indirect wholly-owned subsidiary of Finlay Enterprises, Inc., a Delaware corporation ("FEI"), and of Finlay Fine Jewelry Corporation, a Delaware corporation and wholly-owned subsidiary of FEI ("FFJC" and, together with FEI, "Finlay"), consummated the sale (the "Sale") to Histoire D'Or, a French corporation, and Cogestand, a French corporation and wholly-owned subsidiary of Histoire d'Or (Cogestand and Histoire d'Or being collectively referred to herein as "Buyer"), of certain assets used by Sonab in connection with its operation of leased fine jewelry departments (each a "Department" and collectively, the "Departments") in eighty (80) department stores and general merchandise stores owned by Bazar de L'Hotel de Ville SA, Galaries Lafayette SA, Monoprix SA, Aux Galeries de la Croisette SA and Societe Anonyme des Galeries Lafayette SA, all belonging to the Galeries Lafayette Group. The Sale was consummated pursuant to the terms and provisions of an Asset Purchase Agreement dated December 23, 1999, as amended (the "Agreement"), among Sonab, Histoire d'Or and Cogestand.

     Pursuant to the terms and provisions of the Agreement, on the Closing Date, the Buyer purchased from Sonab the following assets (collectively, the
"Assets"): (i) subject to certain exceptions set forth in the Agreement, all 18-carat gold jewelry inventory owned by the Seller on the Closing Date and used in the operation of its business located at the Departments, as well as all other 18-carat gold jewelry inventory owned by Sonab (collectively, the "Inventories"); (ii) all of the equipment, fixtures and furniture owned by Sonab and located at the Departments as of the Closing Date (the "Fixed Assets"); and
(iii) Sonab's computer hardware and inventory tracking software ("MIS Assets"), along with all leases and licenses related thereto.

     The purchase price paid by Buyer for the Assets (the "Purchase Price") is equal to the sum of the following: (i) the "Inventory Price," as determined in accordance with the Agreement, (ii) an amount equal to the amortized and depreciated cost of the Fixed Assets at December 31, 1999, as determined in accordance with the Agreement, and (iii) an amount equal to 30% of the amortized and depreciated value of the MIS Assets at December 31, 1999, as determined in accordance with the Agreement. Finlay currently estimates that the Purchase Price to be paid by the Buyer for the Assets will equal approximately FRF 56,156,000, or approximately $8,774,000 (based on current exchange rates).

     FEI currently anticipates that it will record a pretax charge in the 1999 fourth quarter of approximately $25-$27 million, or $1.42 to $1.53 per share on a diluted, after-tax basis, for the write-down of assets for disposition and related closure expenses. The cash portion of this charge is estimated to be approximately $7.0-$8.0 million.




Item 7.           Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

         None.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  FINLAY ENTERPRISES, INC.
                                                  (Registrant)

Dated:  January 19, 2000                         By: /s/Bruce Zurlnick
                                                     --------------------------
                                                     Bruce Zurlnick
                                                     Senior Vice President and
                                                     Chief Financial Officer